Exhibit 3.17

Corporations Section	Geoffrey S. Connor
P.O. Box 13697	Secretary of State
Austin, Texas 78711-3697

Office of the Secretary of State

The undersigned, as Secretary of State of Texas, does hereby certify that the attached is a true and correct copy of each document on file in this office as described below:

CELANESE LTD.
Filing Number: 8495110

Certificate Of Limited Partnership	November 30, 1995
Articles Of Merger	December 29, 1995
Assumed Name Certificate	July 14, 1997
Amended Certificate Of Limited Partnership	December 29, 1997
Periodic Report	November 22, 1999

In testimony whereof I have hereunto signed my name officially and caused to be impressed hereon the Seal of State at my office in Austin, Texas on October 05, 2004.

/s/ Geoffrey S. Connor
Geoffrey S. Connor
Secretary of State

Come visit us on the internet at http://www.sos.state.tx.us/

PHONE(512) 463-5555	FAX(512) 463-5709	TTY7-1-1
Prepared by; Victoria Nunez

STATE OF TEXAS

CERTIFICATE OF LIMITED PARTNERSHIP

The undersigned General Partner, desiring to form a limited partnership under the provisions of the Texas Revised Limited Partnership Act, certifies as follows:

1.               The name of the partnership is HOECHST CELANESE CHEMICAL GROUP, LTD.

2.               The address of the partnership’s registered office is 350 NORTH ST. PAUL STREET, DALLAS, TEXAS 75201. The name of the partnership’s registered agent for service of process is CT CORPORATION SYSTEM. The address of the agent is 350 NORTH ST. PAUL STREET, DALLAS, TEXAS 75201.

3.               The address of the principal office where records are required to be kept or made available is 1601 WEST LBJ FREEWAY, DALLAS, TEXAS 75234.

4.               The name, mailing address, and street address of the business residence of the general partner is as follows:

Name:	HOECHST CELANESE TEXAS HOLDINGS, INC.
Mailing Address:	P.O. 804 819005 DALLAS, TX 75381-9005
Business Address:	1601 WEST LBJ FREEWAY DALLAS, TX 75381-9005

5.               This certificate of limited partnership shall be effective on NOVEMBER 30, 1995.

I affirm, under the penalties of perjury, that this certificate executed on November 29, 1995 and to the best of my knowledge and belief, the facts stated in this certificate are true.

GENERAL PARTNER:

HOECHST CELANESE TEXAS HOLDINGS, INC.

By:	/s/ Douglas N. Gordon
Name:	Douglas N. Gordon
Title:	Vice President and
Assistant Secretary

ARTICLES OF MERGER

Pursuant to the provisions of Article 5 04 of the Texas Business Corporation Act, the undersigned entities adopt the following Articles of Merger:

1.               The Plan of Merger (the “Plan”), which is attached hereto as Exhibit A, was duly authorized by all action required by (i) the undersigned entities’ respective constituent documents and (ii) laws of the State of Texas and the laws of the State of Delaware.

2.               As to each of the undersigned corporations, the number of shares outstanding, and the designation and number of outstanding shares of each class entitled to vote as a class on such Plan, are as follows:

Name of Corporation	Number of Shares Outstanding	Designation of Class
Hoechst Celanese Chemical, Inc.	1,000	Common
Hoechst Celanese Chemicals, Inc.	1	Common

3.               As to each of the undersigned corporations, the total number of shares voted for and against such Plan, respectively, and, as to each class entitled to vote as a class, the number of shares of such class voted for and against such Plan, respectively, are

Name of Corporation	Number of Shares Outstanding	Total Voted Against
Hoechst Celanese Chemical, Inc.	1,000	0
Hoechst Celanese Chemicals, Inc.	1	0

4.               The undersigned Limited Partnership is a party to the Plan of Merger and will survive the Merger.

5.               The effective date of this merger shall be December 31,1995.

HOECHST CELANESE CHEMICAL,
INC., a Texas corporation

By	/s/ Douglas N. Gordon
Name:	Douglas N. Gordon
Title:	Vice President and Assistant Secretary

2

HOECHST CELANESE CHEMICALS,
INC., a Delaware corporation

By	/s/ Douglas N. Gordon
Name: Douglas N. Gordon
Title: Vice President and Assistant Secretary

HOECHST CELANESE CHEMICAL
GROUP, LTD , a Texas limited partnership

By: HOECHST CELANESE TEXAS
HOLDINGS, INC., its general partner

By	/s/ Douglas N. Gordon
Name: Douglas N. Gordon
Title: Vice President and Assistant Secretary

3

PLAN OF MERGER

This Plan of Merger (“Plan”) dated as of December 22, 1995, is made by and among Hoechst Celanese Chemical, Inc., a Texas corporation (the “Corporation”), Hoechst Celanese Chemical Group, Ltd., a Texas limited partnership (the ‘‘Partnership”), and Hoechst Celanese Chemicals, Inc., a Delaware corporation (the “Surviving Corporation”), pursuant to Article 5 01 of the Texas Business Corporation Act (the “Act”), Section 253 of the Delaware General Corporation Law and Section 2.11 of the Texas Revised Limited Partnership Act (the “Partnership Act”).

1                             Merger

On the Effective Date (as hereinafter defined) and pursuant to this Plan and the Act, this Plan shall a effectuate the division of the Corporation into the Surviving Corporation and the Partnership (the `Merger”).

2                             Articles of Incorporation and Bylaws

On the Effective Date, the Articles of Incorporation and Bylaws of the Surviving Corporation shall be the Articles of Incorporation and Bylaws of the Surviving Corporation as in effect immediately prior to the Effective Date. The Certificate of Limited Partnership of the Partnership shall continue to be the Certificate of Limited Partnership of the Partnership upon the Merger becoming effective.

3                             Effect of the Merger

The Merger, upon becoming effective, shall have the effect and result provided in the applicable provisions of the Act and the Partnership Act, and without limiting the generality of the foregoing and subject thereto, upon the Effective Date, all property, real, personal, and mixed of every kind, nature and description, and all liabilities and obligations of the Corporation shall be allocated between Surviving Corporation and the Partnership as set forth in Section 5 of this Plan. Simultaneous with such allocations, the Corporation shall be merged with and into the Surviving Corporation and thereafter shall cease to exist.

4                             Issuance of Shares of Surviving Corporation

The manner and basis of converting the shares of the Corporation into Surviving Corporation common stock and ownership interest in the Partnership shall be as follows:

A.                                   At the Effective Date. At the Effective Date (i) each and every share of common stock of the Corporation issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of the holders thereof (“Shareholders”), automatically be canceled and each 1,000 shares of the Corporation so canceled shall be deemed converted into one share of common stock of the Surviving Corporation and (ii) all of the Corporation’s limited partnership interest in the

Partnership (the “Interest”) shall be deemed to be converted into an asset of the Surviving Corporation such that the Surviving Corporation shall hold the Interest.

B.                                     After the Effective Date. Each holder of an outstanding certificate or certificates theretofore representing shares of common stock of the Corporation shall be entitled, upon surrender of such certificate or certificates to the Surviving Corporation at the offices of the Surviving Corporation at 2850 Cherry Road, Rock Hill, South Carolina 29730, to receive therefor common stock of the Surviving Corporation for which the shares of common stock of the Corporation theretofore represented by the certificate or certificates so surrendered shall have been deemed converted as aforesaid. Until so surrendered, each such outstanding certificate which prior to the Effective Date represented shares of the common stock of the Corporation shall be deemed for all corporate purposes to evidence ownership of the number of full shares of common stock of the Surviving Corporation. After the Effective Date there shall be no further transfer on the records of the Corporation of certificates representing shares of common stock of the Corporation outstanding immediately prior to the Effective Date, and, if such certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for certificates representing shares of common stock of the Surviving Corporation as herein provided.

5                                          Allocation of Assets and Liabilities

A.                                   Allocation of Assets.

1.                                       Assets Allocated to the Partnership. Except as set forth in Section 5 A.2, below, all property, real, personal, mixed of every kind, nature, and description, tangible or intangible, of the Corporation shall be vested in the Partnership without anther act or deed.

2.                                       Assets Allocated to Surviving Corporation. On the Effective Date, all property, real, personal, mixed of every kind, nature, and description, of the Corporation described on Exhibit A hereto shall be allocated to, and shall vest in, the Surviving Corporation without Rather act or deed.

B.                                     Allocation of Liabilities:

1.                                       Liabilities Allocated to the Partnership. Except as set forth in Section 5 B.2, the Partnership shall be responsible for all of the liabilities and obligations of the Corporation.

2.                                       Liabilities Allocated to Surviving Corporation. Surviving Corporation assumes and shall be solely responsible for any and all obligations or liabilities of the Corporation, whether arising by contract or otherwise, and whether accrued, absolute, contingent or otherwise, to the extent related to or arising out of the property described on Exhibit A.

2

C.                                     Effect of Allocation. In accordance with Article 5.06 of the Act and Section 2.11 of the Partnership Act, the allocations provided for in this Section 5 shall occur without any transfer or assignment having occurred.

6                                          Further Obligation

As promptly as practicable after the date hereof, subject to the fulfillment of all conditions to their obligation to do so, the parties hereto will execute and file such papers as may be required to permit the Secretary of State of the State of Texas to issue a Certificate of Merger.

7                                          Effective Date

The merger shall become effective as of December 31, 1995 (such date being herein called the “Effective Date”).

HOECHST CELANESE CHEMICAL, INC.,
a Texas corporation

By:	/s/ Douglas N. Gordon
Name: Douglas N. Gordon
Title: Vice President and Assistant Secretary

HOECHST CELANESE CHEMICALS, INC.,
a Delaware corporation

By:	/s/ Douglas N. Gordon
Name: Douglas N. Gordon
Title: Vice President and Assistant Secretary

HOECHST CELANESE CHEMICAL GROUP, LTD.,
a Texas limited partnership

By: HOECHST CELANESE TEXAS HOLDINGS, INC., its general partner

By:	/s/ Douglas N. Gordon
Name: Douglas N. Gordon
Title: Vice President and Assistant Secretary

3

EXHIBIT A

1                                          All property, real, personal, mixed of every kind, nature and description of Hoechst Celanese Chemical, Inc., relating to the facility known as the Rock Hill Terminal located in Rock Hill, South Carolina.

2                                          All equity interests of Hoechst Celanese Chemical, Inc. in any entity, including but not limited to corporations, general partnerships and limited partnerships.

TEXAS COMPTROLLER OF PUBLIC ACCOUNTS

JOHN SHARP • COMPTROLLER • AUSTIN, TEXAS 78774

CERTIFICATION OF ACCOUNT STATUS

THE STATE OF TEXAS

COUNTY OF TRAVIS

I, John Sharp, Comptroller of Public Accounts of the State of Texas, DO HEREBY CERTIFY that according to the current records of this office

HOECHST CELANESE CHEMICAL GROUP INC

is out of business, that all required reports for taxes administered by the Comptroller have been filed and that the taxes due on those reports have been paid. This certificate may be used for the purpose of dissolution, merger or withdrawal with the Texas Secretary of State.

This certificate is valid through 12-31-95

GIVEN UNDER MY HAND AND
SEAL OF OFFICE in the
City of Austin, this
22ND day of DECEMBER, 191995 A.D.

JOHN SHARP
Comptroller of Public Accounts

Charter/C.O.A. number: 004212437-0

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF LIMITED PARTNERSHIP
OF
HOECHST CELANESE CHEMICAL GROUP, LTD.

Pursuant to the provisions of Section 2.02 of the Texas Revised Limited Partnership Act, the undersigned General Partner, desiring to amend the Certificate of Limited Partnership of Hoechst Celanese Chemical Group, Ltd. (the “Partnership”), hereby certifies as follows:

1                                          The name of the Partnership is Hoechst Celanese Group, Ltd.

2                                          Effective December 31, 1997, Article 1 of the Certificate of Limited Partnership is hereby amended to read as follows

1.  The name of the partnership is CELANESE LTD.

3                                          Effective immediately, Article 4 of the Certificate of Limited Partnership is hereby amended to read as follows:

4.                                       The name, mailing address, and street address of the business or residence of the general partner is as follows:

Name:	Celanese International Corporation

Mailing Address:	P.O. Box 819005
Dallas, TX 75381-9005

Street Address:	1601 West LBJ Freeway
Dallas, TX 75234

IN WITNESS WHEREOF, the general partner of Hoechst Celanese Chemical Group, Ltd. has affixed its signature hereto as of the date below written.

CELANESE INTERNATIONAL CORPORATION
(General Partner)

		By:	/s/ John M. Kacani
John M. Kacani
Vice President

ATTEST:

By:	/s/ Edmond A. Collins
Edmond A. Collins
Secretary

DATED	December 8, 1997

THE STATE OF TEXAS
Secretary of State

ELTON BONER	FILE NO. 00084951-10

SECRETARY OF STATE	FILING FEE $50.00

1.                                       THE NAME OF THE LIMITED PARTNERSHIP IS

CELANESE LTD.

2.                                       IT IS ORGANIZED UNDER THE LAWS OF THE STATE OR TERRITORY OF TEXAS

3.                                       THE STREET ADDRESS OF THE REGISTERED OFFICE OF THE LIMITED PARTNERSHIP IN TEXAS IS 350 N. ST. PAUL ST. DALLAS, TX 75201 (MAKE CHANGES HERE)

4.                                       THE NAME OF THE REGISTERED AGENT AT THAT ADDRESS IS

CT CORPORATION SYSTEM
(MAKE CHANGES HERE)

5.                                       THE ADDRESS OF THE PRINCIPAL OFFICE IN THE UNITED STATES WHERE THE RECORDS ARE TO BE KEPT OR MADE AVAILABLE UNDER SECTION 1.07 OF THE TEXAS REVISED LIMITED PARTNERSHIP ACT IS

1601 WEST LBJ FRWY, DALLAS, TX 75234

6.                                       THE NAME, MAILING ADDRESS, AND STREET ADDRESS OF THE BUSINESS OR RESIDENCE OF EACH GENERAL PARTNER IS:

NAME ADDRESS	MAILING ADDRESS	STREET	CITY, STATE

CELANESE INTERN P.O. BOX 819005, 1601 WEST LBJ FRW DALLAS, TX 75331900544711

7.                                       THE FOREGOING INFORMATION IS GIVEN AS OF THE DATE OF THE EXECUTION OF THIS REPORT:

DATED	November 17, 1999	/s/ Douglas N. Gordon
Douglas N. Gordon, Vice President and
Asst. Secretary

INSTRUCTIONS: ALL ITEMS MUST BE COMPLETED. MARK CHANGES TO ITEM 3, 4, 5 ON FORM, AS NECESSARY. ONLY ADDRESS CHANGES MAY BE NOTED TO ITEM 6. CHANGES, ADDITIONS, AND DELETIONS TO THE NAMED GENERAL PARTNERS REQUIRE AN AMENDMENT TO THE CERTIFICATE OF LIMITED PARTNERSHIP. ONE GENERAL PARTNER MUST SIGN. RETURN COMPLETED FORM AND $50 FILING FEE WITHIN 30 DAYS TO: SECRETARY OF STATE, CORPORATIONS SECTION, P.O. BOX 13697, AUSTIN, TX., 78711-3697.